SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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VITAL SIGNS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
VITAL SIGNS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Signs, Inc. (the “Company” or “Vital Signs”) will be held at the Company’s headquarters, 20 Campus Road, Totowa, New Jersey, on Thursday, May 8, 2008, at 10:00 a.m. local time, to consider and act upon the following:

1.	The election of two directors as described in the attached Proxy Statement.

2.	Any other matter which may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 28, 2008 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Jay Sturm
Secretary

Totowa, New Jersey
April 4, 2008

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. Returning the proxy will not limit your right to vote at the meeting if you later decide to attend in person.

VITAL SIGNS, INC.
20 Campus Road
Totowa, New Jersey 07512

PROXY STATEMENT

The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the “Company” or “Vital Signs”), a New Jersey corporation. Such proxies are to be used at the Company’s Annual Meeting of Shareholders to be held at the Company’s headquarters, 20 Campus Road, Totowa, New Jersey 07512, on Thursday, May 8, 2008, commencing at 10:00 a.m. local time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 4, 2008.

Shareholders Entitled to Vote

Only holders of record of the Company’s Common Stock (the “Common Stock”) at the close of business on March 28, 2008 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 13,293,862 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote and there is no right to cumulate votes in the election of directors.

Voting; Revocation of Proxy; Quorum and Vote Required

A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR election of the Board’s nominees to the Board of Directors.

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Costs of Solicitation

The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Principal Shareholders; Beneficial Ownership of Directors and Officers

The following table sets forth information regarding the beneficial ownership of the Common Stock as of September 30, 2007 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, including trusts maintained for the benefit of the children of Terry D. Wall, the Company’s principal shareholder and chief executive officer, and an estate planning trust established by Terry D. Wall, (ii) each Named Officer (as defined herein) and director of the Company; and (iii) all directors and current executive officers of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options were exercisable by November 30, 2007.

Shareholder	Number	Percent(15)
Terry D. Wall (1)(2)	2,252,012	16.9%
John Brown, as trustee of trusts for the benefit of the children of Terry D. Wall (1)(3)	1,571,439	11.8%
Bank of America Trust Company of Delaware, N.A., as trustee of the TW 2005 Trust (1)(4)	1,277,936	9.6%
C. Barry Wicker (5)	227,595	1.7%
Howard W. Donnelly (6)	4,250	*
David H. MacCallum (7)	18,500	*
Richard L. Robbins (8)	27,500	*
George A. Schapiro (9)	20,864	*
Alex Chanin (10)	11,250	*
Anthony P. Martino (11)	25,650	*
William Craig (12)	—	*
Jay Sturm (13)	22,500	*
All directors and current executive officers as a group (eleven persons) (14)	2,610,121	19.3%

*	Represents less than one percent.

(1)	The business address of Mr. Wall and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

(2)

Includes 1,431,947 shares owned by Mr. Wall directly, 706,748 shares owned by Carol Vance Wall, Mr. Wall’s wife, 36,893 shares held in the Company’s 401(k) plan on Mr. Wall’s behalf and 76,424 shares covered by options exercisable by Mr. Wall. Excludes 1,571,439 shares held in trust for the benefit of the Walls’ children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall), 1,277,936 shares held by the TW 2005 Trust (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Mr. Wall and Carol Vance Wall.

(3)

As trustee of the trusts maintained for the benefit of the adult children of Terry D. Wall, Mr. Brown has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable Securities and Exchange Commission regulations.

(4)

Terry Wall has established the TW 2005 Trust as an estate planning trust and contributed shares of Common Stock to the Trust. Pursuant to the terms of the Trust, any one of four members of a committee may cause the assets of the Trust to be transferred to Terry Wall. Alternatively, if the four members of the committee agree, the assets of the Trust could be transferred, in equal one fourth interests, to the members of the committee, who are also the beneficiaries of the Trust. The four members of the committee are Mr. Wall’s two adult children, Mr. Wall’s brother and Mr. Wall’s sister.

(5)

Includes 211,879 shares owned by Mr. Wicker directly and 15,716 shares held in the Company’s 401(k) plan on Mr. Wicker’s behalf. Excludes shares held in insurance trusts maintained for the benefit of Mr. Wicker and his wife, which shares may not be voted or disposed of by Mr. Wicker or his wife.

(6)	These 4,250 shares are covered by options exercisable by Mr. Donnelly

(7)	These 18,500 shares are covered by options exercisable by Mr. MacCallum.

(8)	These 27,500 shares are covered by options exercisable by Mr. Robbins.

(9)	Includes 2,864 shares owned by Mr. Schapiro directly and 18,000 shares covered by options exercisable by Mr. Schapiro.

(10)	These 11,250 shares are covered by options exercisable by Mr. Chanin.

(11)	Includes 25 shares held in the Company’s 401(k) plan on Mr. Martino’s behalf and 25,625 shares covered by options exercisable by Mr. Martino.

(12)	Mr. Craig resigned from the Company effective October 5, 2007.

(13)	These 22,500 shares are covered by options exercisable by Mr. Sturm.

(14)

Includes 207,362 shares covered by options exercisable by the Company’s executive officers and directors, and 52,634 shares held in the Company’s 401(k) plan. Does not include shares which have been excluded from the beneficial ownership of Mr. Wall or Mr. Wicker as described in footnotes 2 and 5 above.

(15)	Percent of class is based on 13,286,050 shares of Common Stock outstanding on September 30, 2007.

16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission (the “SEC”) certain reports regarding such persons’ ownership of the Company’s securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended September 30, 2007.

Independent Board Members

The following members of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) Marketplace rules: Messrs. Donnelly, MacCallum, Robbins and Schapiro.

ELECTION OF DIRECTORS

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for the nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in Table I below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified. If elected, the nominees will serve for three year terms. Discretionary authority is also solicited to vote for the election of a substitute for each such nominee who, for any reason presently unknown, cannot be a candidate for election. The nominees are currently members of the Company’s Board of Directors.

Table I sets forth the names and ages (as of September 30, 2007) of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Vital Signs, the period during which each such person has served on the Company’s Board of Directors, the expiration of his term if elected and the principal occupations and employment of each such person during the past five years. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

TABLE I

NOMINEES FOR ELECTION AS DIRECTOR

Name and Age	Director Since	Expiration of Term if Elected	Business Experience(A)
Terry D. Wall, 66	1972	2011	President and Chief Executive Officer of the Company.
C. Barry Wicker, 67	1985	2011	Executive Vice President—Sales of the Company (prior years until his retirement in October 2006). He also served as our Chief Operating Officer of the Company from June 2005 to October 2006.

(A)	In each instance in which dates are not provided in connection with a director’s business experience, such director has held the position indicated for at least the past five years.

TABLE II

Name and Age	Director Since	Expiration of Term	Business Experience(A)
Howard W. Donnelly, 46	2002	2009

President and a principal of Concert Medical, LLC, a contract manufacturer to medical device companies (February 2005 to present). Mr. Donnelly also is a principal in two early stage medical device companies, Thermics Inc., a company focused on hypothermia management (November 2004 to present) and Macosta-Medical USA, LLC, a company focused on anesthesia (October 2002 to present). From March 1999 to April 2002, he was President of Level 1, Inc., a medical device manufacturer and a wholly-owned subsidiary of Smith Industries. From 1997 to 1999, he was Vice President of Business Planning and Development for Pfizer Inc.’s Medical Technology Group, a pharmaceutical company. Mr. Donnelly also serves on the board of directors of AngioDynamics Inc.

David H. MacCallum, 70	2002	2010

Managing Partner of Outer Islands Capital, a private equity partnership (May 2002 to present). From 1999 to November 2001, Mr. MacCallum served as the Global Head of Health Care Investment Banking for Salomon Smith Barney, an investment banking firm. From April 1998 to June 1999, he served as Executive Vice President, Head of Health Care for ING Baring Furman Selz, an investment banking firm. From 1994 to March 1998, he served as the Global Head of Health Care Investment Banking for Union Bank of Switzerland, a full- service international bank. From 1983 to 1992, he served as Managing Director and Head of the Health Care Business at Hambrecht & Quist LLC, an investment banking firm. From 1992 to 1994, in addition to his responsibilities for the Health Care Business at Hambrecht & Quist LLC, he was Co- Head of Investment Banking. Mr. MacCallum also serves on the board of directors of MannKind Corp. and ZymoGenetics, Inc.

Richard L. Robbins, 67	2003	2010

Senior Vice President, Financial Reporting and Control and Principal Financial Officer of Footstar, Inc., a nationwide retailer of footwear (October 2003 to March 31, 2006). From July 2002 to October 2003, he was a Partner of Robbins Consulting LLP, a financial, strategic and management consulting firm. From 1978 to 2002, he was a Partner in the accounting firm of Arthur Andersen LLP. Mr. Robbins is a member of the board of directors of BioScrip, Inc., a company engaged in providing pharmaceutical care solutions. Mr. Robbins also serves on the board of directors of Empire Resorts, Inc., a holding company for various

CONTINUING DIRECTORS

Name and Age	Director Since	Expiration of Term	Business Experience(A)

subsidiaries engaged in the hospitality and gaming industries. On March 3, 2004, Footstar, Inc. announced that, in order to effect a financial and operational restructuring, it and substantially all of its subsidiaries filed voluntary petitions on March 2, 2004 with the U.S. Bankruptcy Court for the Southern District of New York for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Footstar emerged from bankruptcy in February 2006.

George A. Schapiro, 61	2003	2010

General management consultant (1991 to present). He is also Executive Vice President, Director, and Executive Committee member of the Anesthesia Patient Safety Foundation. From 1976 to 1991, he was President and Chief Executive Officer of Andros Incorporated, a supplier of gas analyzers to the patient monitoring industry. Previously, he was employed by the Hewlett-Packard Company where, from 1974 to 1976, he was responsible for that company’s patient monitoring product line.

(A)	In each instance in which dates are not provided in connection with a director’s business experience, such director has held the position indicated for at least the past five years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

During 2006, the SEC substantially revised the disclosures that we are required to make with respect to executive compensation. As part of the SEC’s revised executive compensation discussion requirements, issuers must provide a “Compensation Discussion and Analysis” in which issuers explain the material elements of their compensation of executive officers by describing the following:

•	the objectives of the issuer’s compensation programs;

•	the conduct that the compensation programs are designed to reward;

•	the elements of the compensation program;

•	the rationale for each of the elements of the compensation program;

•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and

•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

Our compensation philosophy is dictated by the Compensation Committee of our Board of Directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the Board, include the following:

•	Establish the compensation and benefits philosophy and strategy for the Company, in consultation with the chief executive officer;

•	In conjunction with the chief executive officer, determine performance measures and goals for measuring corporate performance as they relate to compensation;

•	Establish compensation awards for the chief executive officer, including salary, bonus, stock awards, and, if applicable, any supplemental compensation or benefit arrangements;

•

Review and approve compensation programs covering the other executive officers and, considering the recommendation of the chief executive officer, approve individual compensation awards for this group;

•	Evaluate competitive compensation levels for the “Executive Team” based on “peer group” companies;

•	Review the overall compensation and benefits’ budget;

•	Review and recommend to the Board implementation or revision of any major compensation or benefit programs; and

•	Review and recommend to the Board all stock option grants.

Mr. Wall, our President and Chief Executive Officer, participates in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he does not participate in determining his own compensation.

Our Compensation Objectives and the Focus of Our Compensation Rewards

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance.

We view executive compensation as having three key elements:

•	a current cash compensation program consisting of salary and cash bonus incentives;

•	long-term equity incentives reflected in grants of stock options; and

•	other executive retirement benefits and perquisites.

These programs aim to provide our executives with an overall compensation package that is competitive with peer group institutions, and seek to align individual performance with our long-term business objectives.

We annually review our mix of short term performance incentives versus longer term incentives. We do not have set percentages of short term versus long term incentives. Instead, we look to provide a reasonable balance of those incentives.

Specific Elements of Our Compensation Program

We have described below the specific elements of our compensation program for executive officers.

Salary. We “benchmark” the salaries of our executive officers to a peer group. The Compensation Committee looks at other medical device manufacturers with similar revenues as Vital Signs’ revenues. The Compensation Committee’s objective is to establish salary levels for Vital Signs’ executives that are at a median level in comparison to the salaries of comparably situated executives in Vital Signs’ peer group. The Compensation Committee seeks to ensure that the salaries of Vital Signs’ executive officers are not at the low end or the high end of the peer group, but rather in the middle of the salary range of the peer group.

For several years, Mr. Wall’s salary was set at levels which were perceived by the Board to be below the salaries of chief executive officers of comparable companies. The Compensation Committee determined a few years ago that Mr. Wall’s salary should be comparable to the salaries of chief executive officers of comparable companies, regardless of Mr. Wall’s significant ownership of the Company’s Common Stock. Accordingly, after its review of the salaries of chief executive officers of the peer group described above, the Compensation Committee determined to increase Mr. Wall’s salary to $380,000 for fiscal 2007 from $350,000 for fiscal 2006. (The Compensation Committee previously determined to increase Mr. Wall’s salary to $350,000 for fiscal 2006 from approximately $313,000 for fiscal 2005.) The Compensation Committee believes that Mr. Wall’s salary still is below the salaries of his peers at comparable companies, and intends to continue to review and adjust his salary in the future, with the objective of bringing it to a level which is comparable to the salaries of chief executive officers of comparable companies.

Bonus. Pursuant to our 2005 Executive Bonus Plan (the “Bonus Plan”), specified officers, including executive officers (collectively, the “executives”), of the Company are eligible to receive bonuses based upon annual increases in results of earnings before interest and taxes, which we refer to for purposes of the Executive Bonus Plan as “operating profit.” The Executive Bonus Plan has two components. Under the first component, executives are eligible to earn bonuses based upon increases over the previous fiscal year in the operating profit of the Company’s “core” business, which is comprised of the Company’s anesthesia, respiratory and critical care businesses. Under the second component, executives whose areas of responsibility encompass all subsidiary operations are eligible to earn bonuses based upon increases over the previous fiscal year in the operating profit of the consolidated results of the Company as a whole. Whether an executive receives a bonus is a bright line determination based upon achievement of the specified increases in operating profit. Under each of the two components of the Executive Bonus Plan, participants could be eligible for bonuses from 9% of annual salary (based upon a 9% growth in operating profit over the previous fiscal year) to 60% of annual salary (based upon a minimum 30% increase in operating profit over the previous fiscal year). Bonuses under each component are capped at 60% of annual salary (or 120% of annual salary, assuming that growth for both the “core” business and the Company as a whole were 30% or more). Each of the Named Officers received bonuses under the Executive Bonus Plan for fiscal 2007.

Additionally, each of the Named Officers received bonuses under the Company’s Well-Pay Policy, which covers all Company personnel working in the Company’s headquarters in Totowa, New Jersey and in certain of the Company’s subsidiaries. Under the Well-Pay Policy, employees, including executive officers, are eligible to receive bonuses based upon achieving perfect attendance records, which are reviewed on both a monthly and annual basis. An additional day’s pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $350 are earned by employees having perfect attendance for one or more consecutive years. The Well-Pay Policy was adopted by the Company in lieu of an annual sick-day policy.

Stock Options. We provide long-term incentives to our executive officers through grants of stock options pursuant to our 2002 Stock Incentive Plan. However, since the implementation of SFAS No. 123R, the Company has granted fewer stock options to executives, since the Compensation Committee is very sensitive to the financial impact of stock option grants under current accounting rules. Accordingly, the Compensation Committee grants stock options very judiciously. When we do grant stock options to our executive officers, they are granted at an exercise price equal to the then current market price of our common stock. The Compensation Committee grants stock options to executive officers on a discretionary basis, taking into account the Company’s financial performance, including the financial measures described above under “Bonus,” and each executive’s contribution to such performance. Neither bonuses nor stock option grants are tied to the price at which our common stock is trading, other than the establishment of an exercise price which reflects the current market price of our common stock. Three of the Named Officers (Messrs. Sturm, Chanin and Martino) received stock option grants in fiscal 2007.

Other Incentives. The Company matches employee contributions to the Company’s 401(k) Plan. The Company matches up to 50% of an employee’s contribution, up to 3% of the employee’s annual salary. While the Company previously provided an automobile allowance to the Named Officers, the Company discontinued providing automobile allowances to the Named Officers in April 2007, and increased their salaries by the same amount.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result, stock options granted under our stock option plan are not subject to the limitations of Section 162(m). Since none of the Company’s executive officers had compensation in excess of $1,000,000 for fiscal 2007, Section 162(m) was not applicable.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal year ended September 30, 2007, a summary of the compensation earned by our Chief Executive Officer, our Chief Financial Officer during that fiscal year and our three other most highly compensated executive officers. We refer to the executive officers named in this table as the “Named Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Terry Wall President and Chief Executive Officer	380,000	73,500	0	26,678	480,178
William Craig Executive Vice President and Chief Financial Officer (1)	200,000	42,000	0	15,342	257,342
Jay Sturm General Counsel and Vice President of Human Resources	200,000	38,500	65,265	17,657	321,422
Alex Chanin Chief Information Officer	179,000	36,750	104,424	17,206	337,380
Anthony Martino Executive Vice President, Quality and Regulatory	152,880	19,810	26,106	14,598	213,394

(1)	Mr. Craig resigned from the Company effective October 5, 2007.

In the table above:

•	for a description of the Company’s bonus policy, see the discussion under “Compensation Discussion and Analysis–Specific Elements of Our Compensation Program;”

•

when we refer to “option awards”, we are referring to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123R, an accounting pronouncement which governs the manner in which we account for equity based compensation; in calculating such dollar amounts, we have made the assumptions described in Note 1 of the Notes to our Consolidated Financial Statements for the fiscal year ended September 30, 2007;

•

in calculating the “option awards”, we have disregarded any estimate of forfeitures relating to service-based vesting conditions; for the year ended September 30, 2007 for all grantees of option awards under our plans, forfeitures amounted to $0;

•	“all other compensation” includes the following:

•

for Mr. Wall: $17,801 awarded under the Company’s Well-Pay Policy, a contribution of $4,977 to the Company’s 401(k) plan on behalf of Mr. Wall to match pre-tax elective deferral contributions (included under “Salary”) and $3,900 as an automobile allowance.

•

for Mr. Craig: $9,551 awarded under the Company’s Well-Pay Policy, a contribution of $1,891 to the Company’s 401(k) plan on behalf of Mr. Craig to match pre-tax elective deferral contributions (included under “Salary”) and $3,900 as an automobile allowance.

•

for Mr. Sturm: $9,701 awarded under the Company’s Well-Pay Policy, a contribution of $4,056 to the Company’s 401(k) plan on behalf of Mr. Sturm to match pre-tax elective deferral contributions (included under “Salary”) and $3,900 as an automobile allowance.

•

for Mr. Chanin: $8,660 awarded under the Company’s Well-Pay Policy, a contribution of $4,046 to the Company’s 401(k) plan on behalf of Mr. Chanin to match pre-tax elective deferred contributions (included under “Salary”) and $4,500 as an automobile allowance.

•

for Mr. Martino: $7,581 awarded under the Company’s Well-Pay Policy, a contribution of $3,117 to the Company’s 401(k) plan on behalf of Mr. Martino to match pre-tax elective deferred contributions (included under “Salary”) and $3,900 as an automobile allowance.

While the Company previously provided an automobile allowance to the Named Officers, the Company discontinued providing automobile allowances to the Named Officers in April 2007, and increased their salaries by the same amount.

Grant of Plan-Based Awards

During the fiscal year ended September 30, 2007, our Named Officers did not receive any awards under any non-equity incentive plan (as defined by the SEC). The following table sets forth, for each of the Named Officers, information regarding stock options that we granted to each Named Officer during the fiscal year ended September 30, 2007 under the Vital Signs 2002 Stock Incentive Plan, which is our only equity incentive plan other than our Investment Plan. During the fiscal year ended September 30, 2007, our Named Officers did not receive stock options or stock awards under any other award plans.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	All Other Option Awards: Number of Securities Underlying Options(#) (j)	Exercise or Base Price of Option Awards($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Terry Wall	–	–	–	–
William Craig	–	–	–	–
Jay Sturm	April 2, 2007	5,000	52.10	260,500
Alex Chanin	April 2, 2007	8,000	52.10	416,800
Anthony Martino	April 2, 2007	2,000	52.10	104,200

In the table above, we are disclosing:

•	in column (j), the number of shares of our common stock underlying stock options granted pursuant to the Vital Signs 2002 Stock Incentive Plan;

•

in column (k), the per share exercise price of options granted to the Named Officer in the fiscal year ended September 30, 2007, which in each case represented the closing market price of our common stock on the date of grant; and

•	in column (l), the fair value of each option award, calculated as of the applicable grant date in accordance with FAS 123R.

Outstanding Equity Awards at September 30, 2007

The following table sets forth, for each of the Named Officers, information regarding stock options outstanding at September 30, 2007. The vesting dates applicable to each such stock option are set forth in footnotes that follow the columnar explanations below the table.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Terry Wall	24,916	–	21.25	2/2/2010
	7,758	–	29.00	8/31/2011
	25,000	25,000	41.26	2/8/2015
	18,750	56,250	49.98	7/5/2016
William Craig	–	12,500	41.20	3/14/2015
Jay Sturm	18,750	–	27.51	3/04/2013
	3,750	11,250	49.98	7/05/2016
	–	5,000	52.10	4/02/2017
Alex Chanin	7,500	2,500	28.52	7/13/2014
	3,750	11,250	49.98	7/05/2016
	–	8,000	52.10	4/02/2017
Anthony Martino	25,000	–	27.51	3/4/2013
	625	1,875	49.98	7/5/2016
	–	2,000	52.10	4/2/2017

In the table above, we are disclosing:

•	in column (b), the number of shares of our common stock underlying unexercised stock options that were exercisable as of September 30, 2007;

•	in column (c), the number of shares of our common stock underlying unexercised stock options that were not exercisable as of September 30, 2007; and

•

in columns (e) and (f), respectively, the exercise price and expiration date for each stock option that was outstanding as of September 30, 2007.

Mr. Wall’s 25,000 unvested options vest as follows: 12,500 vest on each of February 8, 2008 and February 8, 2009. Mr. Wall’s 56,250 unvested options vest as follows: 18,750 vest on each of July 5, 2008, July 5, 2009 and July 5, 2010. Mr. Craig resigned from the Company effective October 5, 2007, and his unvested options lapsed. Mr. Sturm’s 11,250 unvested options vest as follows: 3,750 vest on each of July 5, 2008, July 5, 2009 and July 5, 2010. Mr. Sturm’s 5,000 unvested options vest as follows: 1,250 vest on each of April 2, 2008, April 2, 2009, April 2, 2010 and April 2, 2011. Mr. Chanin’s 2,500 unvested options vest on July 13, 2008. Mr. Chanin’s 11,250 unvested options vest as follows: 3,750 vest on each of July 5, 2008, July 5, 2009 and July 5, 2010. Mr. Chanin’s 8,000 unvested options vest as follows: 2,000 vest on each of April 2, 2008, April 2, 2009, April 2, 2010 and April 2, 2011. Mr. Martino’s 1,875 unvested options vest as follows: 625 vest on each of July 5, 2008, July 5, 2009 and July 5, 2010. Mr. Martino’s 2,000 unvested options vest as follows: 500 vest on each of April 2, 2008, April 2, 2009, April 2, 2010 and April 2, 2011.

Option Exercises

The following table sets forth, for each of the Named Officers, information regarding stock options exercised during the fiscal year ended September 30, 2007. The phrase “value realized on exercise” represents the number of shares of common stock set forth in column (b) multiplied by the difference between the market price of our common stock on the date of exercise and the Named Officer’s exercise price.

	Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Terry Wall	0	–
William Craig	12,500	111,150
Jay Sturm	0	–
Alex Chanin	0	–
Anthony Martino	0	–

Director Compensation

The following table sets forth certain information regarding the compensation we paid to our directors, other than Terry Wall, during the fiscal year ended September 30, 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (h)
Howard W. Donnelly	36,667	91,293	0	127,960
David H. MacCallum	35,167	91,293	0	126,460
Richard L. Robbins	36,167	91,293	0	127,460
George A. Schapiro	34,667	91,293	0	125,960
C. Barry Wicker	24,500	0	0	24,500

In the table above:

•

when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in the fiscal year ended September 30, 2007, including annual retainer fees, committee and/or chairmanship fees and meeting fees;

•	when we refer to “option awards”, we are referring to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123R;

•	the grant date fair value for each of the option awards made to our directors during the fiscal year ended September 30, 2007 was $312,660; and

•

the aggregate number of option awards outstanding for each director at September 30, 2007 were: for Mr. Donnelly, 14,750; Mr. MacCallum, 29,000; Mr. Robbins, 38,000; Mr. Schapiro, 28,500; and Mr. Wicker, 0.

The Company’s 2002 Stock Incentive Plan provides that each non-employee director will automatically receive options covering 4,000 shares of Common Stock (with an exercise price equal to the fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the 2002 Stock Incentive Plan. One half of the automatic option grants made to non-employee directors under the 2002 Stock Incentive Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

Each of the Company’s non-employee directors (Messrs. Donnelly, MacCallum, Robbins and Schapiro) waived the 2007 automatic option grants to which he was entitled and was granted a discretionary stock option to purchase 6,000 shares of Common Stock. These options were granted at an exercise price of $52.11 per share (the fair market value on the date of grant), and vest in equal 25% increments beginning one year after the date of grant.

Each non-employee director receives a yearly retainer of $28,000 paid quarterly, $1,000 for each Board meeting attended and $500 for each committee meeting attended.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee, nor anyone who served on the Compensation Committee during the fiscal year ended September 30, 2007, is an officer, employee or former officer of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above with management. Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this proxy statement.

Howard W. Donnelly (Chairman)
David H. MacCallum

Shareholder Communication with the Board

The Company’s Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Vital Signs’ Secretary and should be sent to such individual at the Company’s headquarters office, 20 Campus Road, Totowa, New Jersey 07512. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Secretary’s receipt of such a communication, the Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of shareholders. All of the directors attended the 2007 Annual Meeting of Shareholders.

The Board of Directors; Committees of the Board

The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 2007. Our Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee. The Board’s Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company’s independent auditors, met four times during the year ended September 30, 2007. The Audit Committee is comprised of Messrs. Robbins (Chairman), Donnelly and Schapiro.

Compensation Committee. The Compensation Committee, comprised of Messrs. Donnelly (Chairman) and MacCallum, administers the Company’s stock option plans and Investment Plan and is also responsible for determining the compensation of the Company’s chief executive officer and other executive officers. The Compensation Committee met three times during the year ended September 30, 2007.

Nominating Committee. The Nominating Committee evaluates candidates for our Board of Directors and has adopted a charter describing the minimum qualifications for such candidates and the qualities or skills that are necessary for directors to possess. The Nominating Committee is comprised of

Messrs. Donnelly (Chairman), MacCallum, Robbins and Schapiro. The Nominating Committee met one time during the year ended September 30, 2007.

Each member of the Company’s Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee’s charter was filed as Appendix 1 to the Company’s 2007 proxy statement.

Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules.

Procedures for Considering Nominations Made by Shareholders. The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation in the Company’s industry for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and

•

must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. In connection with the 2008 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

Audit Committee Matters

The following report of the Audit Committee is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

Audit Committee Charter. The Audit Committee has adopted a written charter. The current charter is attached to this proxy statement as Annex A.

Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. Each of the members of the Audit Committee, Messrs. Robbins, Donnelly and Schapiro, have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Financial Expert. The Company’s Board of Directors has determined that Mr. Robbins, the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by Item 407(d)(5) of the SEC’s Regulation S-K.

Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007:

(1)	the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

(2)	the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

(3)

the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company’s independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence; and

(4)	based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2007 Annual Report on Form 10-K.

By:	The Audit Committee of the Board of Directors Richard L. Robbins (Chairman) Howard W. Donnelly George A. Schapiro

Compensation Committee Matters

Compensation Committee Charter. The Board has adopted a Compensation Committee charter to govern its Compensation Committee. A copy of the Compensation Committee’s charter is attached to this proxy statement as Annex B.

Authority, Processes and Procedures. The Compensation Committee is responsible for administering the Company’s stock option plans and Investment Plan and monitoring the overall compensation and benefits’ budget. The Compensation Committee determines the compensation for our President and Chief Executive Officer and other executive officers. Our Compensation Committee also establishes policies and monitors compensation for our employees in general. While the Compensation Committee may, and does in fact, delegate authority with respect to compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation. Mr. Wall participates in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he does not participate in determining his own compensation. The Compensation Committee also has the authority to hire compensation consultants to assist it in carrying out its duties, although it did not hire any consultants in fiscal year 2007.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Goldstein Golub Kessler LLP (“GGK”), RSM McGladrey, Inc. (“RSM”) and Deloitte & Touche LLP (“Deloitte”) is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services (“TBS”), from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provided non-audit services. Subsequent to September 30, 2005, this relationship ceased and GGK established a similar relationship with RSM. GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. Deloitte was hired by the Company for the first time in the fiscal year ended September 30, 2007. On January 7, 2008, Vital Signs was notified that the partners of GGK became partners of McGladrey & Pullen, LLP (“M&P”) pursuant to a limited asset purchase agreement, and that GGK had resigned as independent public accounting firm for the Company. On January 8, 2008, M&P was appointed as the Company’s new independent registered public accounting firm.

Audit Fees. Audit fees billed or expected to be billed to Vital Signs, Inc. by GGK for the audit of the financial statements included in Vital Signs’ Annual Report on Form 10-K, and reviews of the financial statements included in Vital Signs’ Quarterly Reports on Form 10-Q, for the fiscal years ended September 30, 2007 and 2006 totaled approximately $763,000 and $645,000, respectively.

Audit-Related Fees. The Company was billed $0 and $150,000 by GGK for the fiscal years ended September 30, 2007 and 2006, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption Audit Fees above.

Tax Fees. The Company was billed an aggregate of $122,000 and $73,000 by Deloitte and RSM for the fiscal years ended September 30, 2007 and 2006, respectively, for tax services, principally advice regarding the preparation of income tax returns, tax advice and planning services related to income tax returns.

All Other Fees. The Company was billed an aggregate of $39,000 by GGK for the fiscal year ended September 30, 2007, for other services provided by GGK, including the review of the Company’s Form 10-K/A and compliance with Statement of Financial Accounting Standard No. 123R, impairment testing, acquisition-related accounting services and miscellaneous expenses. The Company was billed an aggregate of $29,000 by GGK for the fiscal year ended September 30, 2006, for other services provided by GGK, including the review of the Company’s Form 10-K/A and compliance with Statement of Financial Accounting Standard No. 123R. In addition, the Company was billed $31,000 by Deloitte for the fiscal year ended September 30, 2007, for conducting preliminary research on a joint venture manufacturing facility.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company did not rely on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Independent Public Accountants

M&P has been selected by the Board of Directors to audit and report on the Company’s financial statements for the fiscal year ending September 30, 2008. The decision to engage M&P was approved by the Audit Committee of the Board of Directors. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

Change in Independent Public Accountants. As described above, on January 7, 2008, Vital Signs was notified that the partners of GGK became partners of M&P pursuant to a limited asset purchase agreement, and that GGK had resigned as independent public accounting firm for the Company. On January 8, 2008, M&P was appointed as the Company’s new independent registered public accounting firm.

The audit reports of GGK on the consolidated financial statements of Vital Signs, Inc. and subsidiaries as of and for the years ended September 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended September 30, 2007 and 2006 and through January 7, 2008, the Company did not consult with M&P on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and M&P did not provide either a written report or oral advice to the Company that M&P concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended September 30, 2007 and 2006 and through January 7, 2008, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided M&P (and previously, GGK) a copy of the disclosures in this Proxy Statement.

Certain Relationships and Related Party Transactions

The Company has no related party transactions to disclose under applicable SEC rules for the fiscal year ended September 30, 2007. In general, the Audit Committee monitors for related party transactions on a quarterly basis. By “related party transactions,” we mean a transaction between the Company, on one hand, and an executive officer, director or immediate family member of an executive officer or a director, on the other hand.

Other Matters

At the time that this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

If a shareholder of the Company wishes to have a proposal included in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the proposal must be received at the Company’s principal executive offices by December 6, 2008, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2009 Annual Meeting.

If a shareholder desires to bring business before the 2009 Annual Meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the Proxy Statement, the shareholder must follow procedures outlined in the Company’s by-laws in order to personally present the proposal at the 2009 Annual Meeting. A copy of these procedures is available upon request from the Secretary of the Company.

One of the procedural requirements in the Company’s by-laws is timely notice in writing of the business that the shareholder proposes to bring before the 2009 Annual Meeting. Notice of business proposed to be brought before the 2009 Annual Meeting or notice of a proposed nomination to the Board of Directors must be received by the Secretary of the Company no earlier than 120 days prior to the first anniversary of the 2008 Annual Meeting date and no later than the later of the 90th day prior to the first anniversary of the 2008 Annual Meeting date or the tenth day after the Company publicly announces the date of the 2009 Annual Meeting.

By Order of the Board of Directors

Jay Sturm, Secretary

Dated: April 4, 2008

A copy of an annual report for the year ended September 30, 2007, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Copies of the Company’s Annual Report on Form 10-K are available without charge by contacting the Company by telephone at 973-790-1330 or by writing to: Investor Relations, Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

Annex A

VITAL SIGNS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent accountants.

The Company recognizes that management, including the Company’s financial staff, as well as the Company’s outside auditors, have more time, knowledge and detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certifications as to the outside auditor’s work.

Organization

•	The Audit Committee shall be appointed annually by the Board of Directors.

•	The Audit Committee shall be composed of at least three, but not more than five, independent directors.

•

Only independent directors may be members of the Audit Committee. The determination of whether a director is an independent director shall be based on applicable regulatory definitions, including, without limitation, the applicable independence requirements of the National Association of Securities Dealers, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002.

•

All of the members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be a “financial expert” based on criteria set forth in the applicable regulations.

•	One of the members of the Audit Committee shall serve as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the committee.

In meeting its responsibilities, the committee shall:

General

•

Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

•	Meet at least 4 times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

•	Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

•	Review and consider updates to the committee’s charter.

•	Perform such other functions as may be assigned by law, the Company’s certificate of incorporation or bylaws or the Board of Directors.

•

Meet with the Chief Financial Officer, the independent accountants, and other members of management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

•	Engage independent counsel and other professionals to the extent the Audit Committee determines necessary to carry out its duties.

Internal Controls and Risk Assessment

•	Review and evaluate the effectiveness of the Company’s process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.

•	Consider and review with management, the independent accountants and the Chief Financial Officer:

•

The effectiveness of or weakness in the Company’s internal controls, including computerized information system control and security, the overall control environment and accounting and financial controls.

•

Any related significant findings and recommendations of the independent accountants and finance staff together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

•

Review with the Chief Financial Officer and the independent accountants the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

•

Discuss with the Company’s independent public accountants, and the Chief Financial Officer, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

•	Review and adopt the attached Charter for Internal Audit Function of the Company.

Financial Reporting

•

Review filings with the SEC and any other agencies containing the Company’s financial statements, including annual and interim reports and press releases, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

•	Review with management and the independent accountants at the completion of the annual examination:

•	The Company’s annual financial statements and related footnotes.

•	The independent accountant’s audit of the financial statements.

•	Any significant changes required in the independent accountant’s audit plan.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

•	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

•	Review and approve the Company’s accounting principles.

•	Review with management and the independent accountants the Company’s quarterly financial statements.

•	Assess internal processes for determining and managing key financial statement risk areas.

Independent Auditor

•

Assume direct responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditors, including resolution of any disagreements that may arise between the Company’s management and the Company’s independent auditors regarding financial reporting.

•	Approve the scope and approach of the annual audit with the independent accountants.

•	Assess the independent auditor’s process for identifying and responding to key audit and internal control risks.

•	Review the independent auditor’s identification of issues and business and financial risks and exposures, including any disputes with management.

•	Confirm the independence of the independent auditor, including a review of the nature of all services provided and the related fees.

•

Approve the retention of the independent auditors for any non-audit services, but only to the extent that such non-audit services qualify under the de minimis exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

•	Record in its minutes and report to the Board of Directors all approvals of audit services and non-audit services granted by the Audit Committee.

Compliance with Laws and Regulations

•	Review the Company’s process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

•	Review with the Company legal matters that may have a material impact on the Company’s operations and the financial statements.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

•	Establish procedures for the anonymous submission by employees regarding questionable accounting or auditing matters.

•	If required by applicable law, prepare a report to shareholders annually, such report to be included in the Company’s Proxy Statement.

•

Within the time periods required by applicable law, establish, review and update periodically a Code of Ethics that complies with all applicable laws and regulations and that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

•	Monitor for, and if necessary, review and approve all related party transactions.

Annex B
VITAL SIGNS, INC.
COMPENSATION COMMITTEE CHARTER

The Compensation Committee is appointed by the Board of Directors (the “Board”) of Vital Signs, Inc. to assist the Board in fulfilling its responsibilities with respect to the compensation of the officers and employees of Vital Signs, Inc. (the “Company”). The Compensation Committee’s specific duties and responsibilities are to:

•	Establish the compensation and benefits philosophy and strategy for the Company, in consultation with the Chief Executive Officer;

•	In conjunction with the Chief Executive Officer, determine performance measures and goals for measuring corporate performance as they relate to compensation;

•	Establish compensation awards for the Chief Executive Officer, including salary, bonus, stock awards, and, if applicable, any supplemental compensation or benefit arrangements;

•

Review and approve compensation programs covering the other executive officers and, considering the recommendation of the Chief Executive Officer, approve individual compensation awards for this group;

•	Evaluate competitive compensation levels for the “Executive Team” based on “peer group” companies;

•	Review the overall compensation and benefits’ budget;

•	Review and recommend to the Board implementation or revision of any major compensation or benefit programs;

•	Review and recommend to the Board all stock option grants;

•	Review and approve the Compensation Committee report to shareholders in the annual proxy statement;

•	Report committee actions fully and promptly to the Board;

•	Annually evaluate, and as needed, revise the Committee Charter;

•

Retain and/or terminate any compensation consultant or consulting firm to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the consultant’s fees and other retention terms.

Pursuant to this Charter:

1. THE COMMITTEE

The Compensation Committee:

•	shall consist of not less than two members of the Board, the exact number to be established by the Board from time to time;

•	shall consist solely of individuals who meet the independence standards set forth in the listing standards applicable to the Company; and

•	shall consist solely of members, none of whom will be an employee of the Company, who are appointed by, and who may be removed by, the Board.

2. SCOPE

The Committee serves at the pleasure of the Board.

3. ADDITIONAL AUTHORITY

The Compensation Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

B-1

ANNUAL MEETING OF SHAREHOLDERS OF

VITAL SIGNS, INC.

May 8, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20200000000000000000 6	050808

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.		ELECTION OF DIRECTORS (for the terms described in the Proxy Statement): (to be elected by the holders of Common Stock):

NOMINEES:
☐	FOR ALL NOMINEES	Terry D. Wall
C. Barry Wicker
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

The Board of Directors Recommends a Vote “FOR ALL NOMINEES ”.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

2.	The transaction of such other business as may properly come before the meeting, and any adjournment thereof. The Board is not currently aware of any such business.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

VITAL SIGNS, INC.

THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY
THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2008

          The shareholder of Vital Signs, Inc. (the “Company”) whose signature appears on the reverse side hereof hereby appoints Mark D. Mishler and Jay Sturm, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, 20 Campus Road, Totowa, New Jersey, on Thursday, May 8, 2008, at 10:00 a.m. local time, or any adjournment thereof.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BOARD’S NOMINEES FOR DIRECTOR.

          The proposals set forth on the reverse side are more fully described in the Vital Signs, Inc. Notice of Annual Meeting and Proxy Statement (the Proxy Statement).

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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